Exhibit 10.5

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933

Employee Information Booklet

GE Vernova Stock Savings Plan

Table of Contents

1 Introduction	1

2 Eligible Employees	2

3 Contributions	3

4 Becoming a Share Owner	5

5 Tax Implications	7

6 Sales, Withdrawal of Shares, and Termination of Membership	9

7 Administration	11

8 Questions and Answers	12

9 For The Record	16

Appendix: Prospectus

1

Introduction

As an employee of one of the GE Vernova family of companies in Canada who have elected to participate in the plan (a “Participating Company”), you have an opportunity to share in GE Vernova’s growth and success through share ownership. The GE Vernova Stock Savings Plan (the “Canada Plan”) enables you to purchase GE Vernova common stock through convenient payroll deductions and provides you with an incentive to do so. Along with the contributions that you can make to the Canada Plan, your Participating Company will also make contributions on your behalf.

2

Eligible Employees

To participate in the Canada Plan, you:

•	Must be a resident in Canada or on assignment in another country; and

•

Must be employed by a Participating Company on a permanent full-time or permanent part-time basis for a minimum of one year. Full time employees are employees who were hired for continuing employment on a regular work schedule of at least 30 hours per week. Part-time employees are employees who work between 20-30 hours per week, and are not on a fixed-term arrangement.

Eligible employees can enroll in the Canada Plan at any time by one of the following methods:

•	OneHR.ge.com, My Retirement & Savings, Sun Life Member Services Site

•	Online at www.mysunlife.ca

•	By calling Sun Life at 1-866-733-8612.

Eligible employees who enroll in the Canada Plan are referred to as “Members.”

If you have any questions regarding accessing the Sun Life website or completing the form you may contact Employee Services at 1-800-263-5955 or through the Employee Services Website at OneHr.ge.com.

3

Contributions

YOUR CONTRIBUTIONS

You can contribute between 1% and 6% (in increments of 1%) of your compensation to the Canada Plan as “Basic Contributions.” You can then elect to contribute between an additional 1% and 4% (in increments of 1%) of your compensation to the Canada Plan as “Optional Contributions.” You may therefore elect to contribute up to a total of 10% of your compensation to the Canada Plan via payroll deductions.

COMPENSATION

For Salaried Employees, “compensation” means the employee’s base salary, plus any bonus payments, other variable pay (100% of all variable compensation for Executive Band (EB) and higher), retroactive payments, shift, shift leader and group leader premiums, COLA, and some other forms of pay, but excluding overtime payments, awards, offsite premiums, reimbursements, other taxable benefits, wage loss payments from any insurance company or WSIB, severance or any other payment taken after removal from the payroll.

For Hourly Employees, “compensation” means the employee’s hourly rate multiplied by the number of hours worked during a pay period, plus any bonus payments and other variable pay, retroactive payments, shift, shift leader and group leader premiums, COLA, and some other forms of pay, but excluding overtime payments, awards, offsite premiums, reimbursements, other taxable benefits, wage loss payments from any insurance company or WSIB, severance or any other payment taken after removal from the payroll.

Note:

•	All examples in this booklet assume hourly employees are paid weekly. If you are a bi-weekly hourly employee, your contributions will be made bi-weekly.

MATCHING COMPANY CONTRIBUTIONS

Your Participating Company will match 50% of your Basic Contributions each pay period. Company contributions are vested immediately. Vesting in this case means that you receive these matching contributions and the contributions cannot be forfeited.

Example:
COMPENSATION $40,000 PER YEAR
Employee Basic Contribution of 6%	$2,400
Employee Optional Contribution of 2%	$800
Company Matching Contribution* of 3%	$1,200
Total Annual Contribution	$4,400

*	Note that the Company matching contribution is matched to the employee Basic Contribution only.

All Member contributions and Company matching contributions will be forwarded to the Trustee as soon as practical after each weekly or bi-weekly pay date. The current Trustee for the Canada Plan is Sun Life Financial Trust Inc., a member of the Sun Life Financial group of companies. Its agent, Sun Life Assurance Company of Canada, has been appointed to perform all of Sun Life Financial Trust Inc.’s duties relating to the administration and operation of the Canada Plan.

4

Becoming a Share Owner

As soon as practical after each pay date but generally on the first business day following the pay date, the Trustee will use all employee and Company matching contributions to purchase shares of GE Vernova common stock at the market price on the date of purchase. Purchases will occur on a weekly or bi-weekly basis in conjunction with your payroll deductions.

SHARE ALLOCATION

Your account maintained by Sun Life Financial will be allocated the appropriate number of shares based on total contributions (less discount brokerage fees) divided by the applicable share price. Fractional shares will be credited to your account to at least four decimal places.

Examples (One pay period):

Salaried Employee (based on $40,000 annual compensation, 5% employee basic contribution, and bi-weekly pay periods):

Employee Basic Contribution	$76.00
Company Matching Contribution	$38.00

Total Contribution*	$114.00

Total Contributions	= $114.00 (CAD)
U.S. Dollar Conversion rate	= 1.0204	($1 US=$0.98 CAD)
GE Vernova Share Price	= $20.00 (USD)

The total shares received will equal total contributions multiplied by the conversion rate divided by the share price.

In our example: $114.00 X 1.0204 ÷ $20.00 = 5.8163

Therefore, the above employee would receive 5.8163 shares on his or her purchase date. Of course the exchange rate and share prices will fluctuate daily.

Hourly Employee (based on a $17.00 hourly rate, 40 hour work week, 5% employee basic contribution and weekly pay periods):

Employee Basic Contribution	$34.00
Company Matching Contribution	$17.00

Total Contribution*	$51.00

Total Contributions	= $51.00 (CAD)
U.S. Dollar Conversion rate	= 1.0204	($1 US=$0.98 CAD)
GE Vernova Share Price	= $20.00 (USD)

The total shares received will equal total contributions multiplied by the conversion rate divided by the share price.

In our example: $51.00 X 1.020 ÷ $20.00 = 2.602

Therefore, the above employee would receive 2.602 shares on his or her purchase date. Of course the exchange rate and share prices will fluctuate daily.

*	less discount brokerage fees

DIVIDENDS REINVESTED IN GE VERNOVA SHARES

Any cash dividends (less foreign withholding tax) received by the Trustee on the GE Vernova common stock allocated to your account will be used by the Trustee as soon as practical following the next pay date to purchase additional GE Vernova shares for your account.

MEMBER STATEMENTS

You will receive, or be able to view on the Sun Life website, semi-annual statements which will show the transactions in your Canada Plan account completed during the statement period. These transactions will include all Employee and Company matching contributions plus cash dividends used to purchase additional shares of GE Vernova common stock. The statement will show the number of shares purchased and sold and distributions of cash and shares from your account. Such statements will also show your share balance at the close of the period and the market value of the shares. Please note that all dollar amounts reflected on your statements will have been converted into Canadian Dollars.

FOREIGN EXCHANGE

GE Vernova common stock is traded in the United States in U.S. dollars but employee and Company matching contributions are in Canadian dollars. Contributions must therefore be converted into U.S. dollars to purchase shares. The number of shares that a given dollar value of contributions can purchase and the value of the shares in your account are therefore dependent upon the value of the Canadian dollar relative to the U.S. dollar, as well as changes in the market value of GE Vernova common stock.

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Tax Implications

Employee contributions under the Canada Plan are deducted from your pay after income tax has been deducted.

Company contributions under the Canada Plan are considered additional compensation and therefore are a taxable benefit. Income tax will be deducted from your gross weekly or bi-weekly pay so that the total employee and Company contributions can be applied to your account.

Dividends allocated to your account (which are automatically reinvested) are taxable. However, you will be able to claim a foreign tax credit for U.S. tax withheld from dividend payments you receive.

Finally, capital gains are also taxable, this is the difference between the cost of your shares sold, which will be reported on your member statement, and the amount in Canadian dollars you receive on settlement when you sell your shares. This amount must be reported on your personal income tax return in the year you decide to sell your shares.

Each year (by February 28th) Sun Life Financial will mail you a T4PS tax slip (and a Releve 25 if you reside in the Province of Quebec) which you must include in your personal income tax return. This tax slip provides all the information you require for tax filing purposes detailing dividends and capital gains/losses. The taxable benefit resulting from the Company matching contributions will be reported on your T4 income tax slip (and Releve 1 if you reside in the Province of Quebec).

Examples:

Salaried Employee, $40,000 annual compensation, 5% Basic Contribution and 26 bi-weekly pay periods

Bi-weekly gross salary	$1,538
Less: Income tax, CPP, QPP etc. (assume 35%)	$538

Total	$1,000
Less 5% Contribution (of gross bi-weekly salary)

Subtotal	$924
Less income tax on taxable benefit (assume 35% on $38 Company contribution)	$13
Take home pay	$911

*	It therefore costs you $89 to have a $114 contribution credited to your account.

Hourly Employee, $17.00 hourly rate, 5% Basic Contribution and 52 weekly pay periods.

Weekly gross pay ($17 X 40h)	$680
Less: Income tax, CPP, QPP etc. (assume 35%)	$238

Total	$442
Less 5% Contribution

Subtotal	$408
Less income tax on taxable benefit (assume 35% on $17 Company contribution)	$6

Take home pay	$402

**	It therefore costs you $40 to have a $51 contribution credited to your account.

[1]	Less discount brokerage fees

6

Sales, Withdrawal of Shares,

and Termination of Membership

SALES

Subject to the requirements of the Canada Plan, you may sell any or all of the shares of GE Vernova stock in your account at any time, without penalty. To request shares be sold, call Sun Life at 1-866-733-8612 any business day from 8 A.M. and 8 P.M. ET or visit www.mysunlife.ca.

Just as in the case of purchases, your shares will be sold together with shares being sold for other Members’ accounts that day. The proceeds of such sale, after payment of your proportional share of brokerage fees, will reflect the average net sales price per share. The Trustee will mail a cheque to you or make a direct deposit in the amount of such net proceeds, less the Trustee’s transaction fee, as soon as practical after the sale.

WITHDRAWAL OF SHARES

Alternatively, subject to the requirements of the Canada Plan, you may withdraw whole shares of GE Vernova common stock allocated to your account. In this case the Trustee will, for a nominal charge, transfer your shares to a brokerage account at the financial institution you have indicated, or cause a confirmation statement to be issued in your name within a reasonable period. You may then hold, or sell, those shares as you see fit. In the case of a 100% withdrawal, you will receive cash in lieu of any fractional share to the extent not applied to pay the transaction fees of the Trustee.

There are however, several advantages to leaving your shares in the account with the Trustee:

•	The Trustee continues to do all the necessary recordkeeping, showing your shareholdings on your statements and reinvesting any dividends.

•	You will not have to go to your own broker and pay potentially higher brokerage fees to sell your shares.

•	You will be responsible for the safekeeping of the confirmation statement (if statement is lost or stolen you must pay a replacement fee).

TERMINATION OF MEMBERSHIP

In the event of your employment with a Participating Company terminates, or the Canada Plan is terminated, your account will be distributed to you as per your choice of the options described below.

•	Sell your units/shares and transfer your balance to the Group Choices savings plan.

•	Sell your units/shares and transfer your balance to another Sun Life plan.

•	Sell your units/shares and elect an annuity with Sun Life. The minimum balance for this option is $5,000.

•	Sell your units/shares and transfer the proceeds to another financial institution.

•

Transfer your full units/shares in-kind and transfer any residual amount in a cheque. Physical share certificates are no longer sent in the mail. If you select this option, your shares will be transferred to EQ Shareowner Services (1-800-786-2543). You will receive a letter in the mail from EQ Shareowner Services with your account details. *There is a $95.00 fee for this option.

According to your instructions on the termination form you submit to Sun Life, you will receive either a confirmation statement or the shares will be sold and you will receive a cheque or direct deposit for the net proceeds. If you wish to transfer your shares to a brokerage account, you must open an account with the brokerage firm before you submit your form. Sun Life will issue a termination package within 60 days from your termination date.

RETIREMENT

If you retire from a Participating Company, you will not be required to terminate your membership in the Canada Plan, but you will not be eligible to continue to make Employee contributions or to receive any further Company matching contributions. As long as you continue to be a Member of the Canada Plan, you will be permitted to continue to hold your shares of GE Vernova stock in your Canada Plan account, to have cash dividends on such shares automatically reinvested in additional shares under the Canada Plan, and to sell or withdraw your shares in the manner described above.

DEATH

In the event of your death, your account will be distributed to your beneficiary as designated on your enrollment form, or if you have no surviving designated beneficiary, to your estate in the manner described above.

7

Administration

COSTS

Your Participating Company will pay all Trustee and administration fees. Members are responsible for all brokerage fees, applicable taxes (if any), and transaction fees associated with the purchase/sale of shares or requests for the issuance of certificates.

These fees currently are:

$ 35.00 (CAD) per cheque issued

$ 40.00 (CAD) per electronic share transfer to a broker

$ 95.00 (CAD) per confirmation statement issued

$0.0225 (US) per share brokerage fees

VOTING YOUR SHARES

As a Member, you will receive GE Vernova’s annual report and proxy statement. You will also be given the opportunity to give confidential instructions to the Trustee on how to vote the shares of GE Vernova common stock allocated to your account on each matter to come before GE Vernova’s share owners. If you do not instruct the Trustee how to vote, your shares will not be voted.

NO INTEREST CREDITED

No interest will be credited to the account of any Member in respect of any employee or Company contributions or cash dividends held by the trustee pending the purchase of shares, any proceeds from the sale of shares pending distribution to the Member, or otherwise.

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Questions and Answers

The Plan gives you the opportunity to be a share owner of GE Vernova common stock through a regular payroll deduction.

Enrollment— How can I join?

Employees can enroll in the Canada Plan in three ways:

•	OneHR.ge.com, My Retirement & Savings, Sun Life Member Services Site

•	Online at www.mysunlife.ca

•	By calling Sun Life at 1-866-733-8612.

Employee Contributions—What if I change my mind?

You may cease your contributions to the Canada Plan at any time. After employee contributions cease, you may resume making contributions at any time. Contact Sun Life at any time to increase or decrease contributions by:

•	calling 1-866-733-8612

•	visiting OneHR.ge.com, My Retirement & Savings, Sun Life Member Services site

•	accessing online directly at www.mysunlife.ca.

Purchases— How are shares bought?

All contributions, in Canadian dollars, are forwarded to Sun Life, the Trustee, who buys GE Vernova common stock in U.S. dollars at prevailing market prices. Brokerage fees from the purchase of shares will be deducted from the contributions.

Sales and Withdrawals—When can I sell or withdraw my shares?

All employees may sell or withdraw the GE Vernova shares allocated to your Canada Plan account at any time. Employees can contact Sun Life directly at 1-866-733-8612 or by visiting www.mysunlife.ca.

How much will it cost?

As a Member, discount brokerage fees $0.0225 USD (per share) will be deducted from the proceeds of your sale on a pro rata basis. A fee of $35 is charged by Sun Life per cheque issued. If you elect to withdraw shares, a fee of $40 per electronic share transfer to a broker or $95 per share confirmation statement will apply. These fees are subject to change with approval from GE Vernova in Canada.

Can I specify the date when my shares are to be bought and sold?

It is not possible for us to handle requests to sell or buy stock on specific days.

How long does it take to complete a sale/withdrawal?

If you choose to sell your shares, you will be issued a cheque by the Trustee for the net cash proceeds within 5 days following the share sale date. Transfer to a brokerage account typically takes one to two weeks depending on the receiving financial institution. Share confirmation statements, because they must be registered in your name and are issued by a transfer agent in the U.S., can take from four to six weeks to be delivered.

Can I have the shares registered to someone else?

No. Shares purchased through this Canada Plan are accounted for in your name only, and a certificate of ownership may only be registered in your name.

Reporting— How will I know what is in my account?

Twice a year you will receive a statement from Sun Life giving you up-to-date values and complete details of any activity in your account. Alternatively, you can call the Sun Life Customer Care Centre 1-866-733-8612 or online at www.mysunlife.ca

Retirement/Termination— What happens if I leave the Company or die?

(i) Retirement—Eligibility to make further employee contributions and to receive further Company matching contributions will end, but you may continue to be a Member, hold your shares of GE Vernova common stock through your Canada Plan account and have cash dividends on your shares automatically reinvested, until you die. After retirement, you will also be permitted to sell or withdraw the shares allocated to your Canada Plan account, in the same manner as other Members as described above.

(ii) Other Termination of Employment and Death of a Member—Eligibility to make further employee contributions and to receive further Company matching contributions ends, and you (or your beneficiary) must elect to either sell or withdraw 100% of the shares allocated to your Canada Plan account. Sun Life will contact the Member or beneficiary within 60 days of termination or death.

In both (i) and (ii) above, in the case of a 100% share withdrawal, you have the option of either receiving the confirmation statement or you can elect to have your shares transferred to any brokerage account. Be sure to open a brokerage account prior to doing so.

Foreign Exchange— What impact does changes to the US/Canadian exchange rate have on the value of my shares?

For illustration purposes, we have assumed that by payroll deduction over time, the Member has previously purchased 10.000 shares, the market price is $20 (USD) and the Member contributes $76 (CAD) per pay with a $38 (CAD) Company match and a U.S. exchange of $0.98 CAD.

The value of Holdings after a regular pay period purchase:

SCENARIO #1	Shares (if Owned)		Market Price ($ USD)		Exchange Rate		Market Value ($ CAD)
Previously Purchased	10.0000		$20.00		0.98	=	$196
Current Pay Purchases	5.8163	@	$20.00	x	0.98	=	$114
($114 ÷ 0.98÷$20=5.8163 )

Total	15.8163						$310

What happens when the exchange rate on $1 USD increases from $0.98 CAD to $1.02 CAD based on Scenario #1 above?

SCENARIO #2	Shares (if Owned)		Market Price ($ USD)		Exchange Rate		Market Value ($ CAD)
Previously Purchased	10.0000		$20.00		1.02	=	$204
Current Pay Purchases	5.5882	@	$20.00	x	1.02	=	$114
($114 ÷ 1.02÷$20 = 5.5882)

Total	15.5882						$318

Alternatively, what happens when the exchange rate on $1 USD decreases from $0.98 CAD to $0.95 CAD based on scenario #1 above?

SCENARIO #3	Shares (if Owned)		Market Price ($ US)		Exchange Rate		Market Value ($ CAN)
Previously Purchased	10.0000		$20.00		0.95	=	$190
Current Pay Purchases	6.0000	@	$20.00	x	0.95	=	$114
($114 ÷ 0.95÷$20 = 6.0000)

Total	16.0000						$304

The effect of changes to the US/Canadian exchange rate on the value of shares purchased will be averaged over time due to the bi-weekly purchases of shares which reflect fluctuations both up and down in the exchange rate.

Taxation—is this a taxable benefit?

The Company matching contribution made on your behalf is a taxable benefit (see Section 5) and will be reflected on your T4 income tax slip (and Releve 1 if you reside in the Province of Quebec). The dividends you receive on your GE Vernova stock are also taxable and will be reported annually on a T4PS (and Releve 25 if you reside in the Province of Quebec) slip you will receive from Sun Life and must be included in your income tax return. Also, capital gains realized when you sell your shares are taxable and must be included by you in your tax return.

Are my contributions guaranteed?

This is not a guaranteed investment. The Canada Plan allows you to invest in the stock market. As the stock market and the price of any one stock is influenced by many factors, the market price of stock will vary over time. For this reason, it is not possible to guarantee returns under the Canada Plan.

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For The Record

RESPONSIBILITY FOR PLAN ADMINISTRATION

The Board of Directors of GE Vernova, Inc. (the “Board”) is the administrator of the Canada Plan. The Board is responsible for the selection of the Trustee and the overall administration of the Canada Plan, subject to the specific administrative responsibilities assigned to the Trustee by the Canada Plan. The Board may delegate responsibilities to officers and employees of GE Vernova in Canada. Decisions by the Board (and the officers and employees delegated responsibilities) are final and binding on all persons for all purposes.

TRUSTEE

The Trustee of the Canada Plan, (Sun Life Financial Trust Inc.), is responsible for custody and security of Canada Plan assets, selecting the broker to execute purchases and sales of shares, record keeping, distribution of sale proceeds and share certificates and other administrative matters.

STANDARD OF CONDUCT

None of GE Vernova, Inc., any Participating Company or the Trustee or any of their respective officers, directors and employees shall be liable for any good faith act or omission unless liability is specifically imposed by law.

AMENDMENTS, SUSPENSION AND TERMINATION

The Canada Plan is designed to operate indefinitely, but the Board reserves the right at any time to amend, suspend or terminate the Canada Plan or the participation of any employees. Participating Companies have a similar right of suspension or termination.

GE Vernova in Canada also reserves the right to modify the provisions of the Canada Plan, including terms and conditions applicable to the sale and withdrawal of stock, at any time.

LEGAL NOTES

This Employee Information Booklet presents a general summary of the Canada Plan. If you have any questions, please contact Employee Services, 1919 Minnesota Court, Suite 100, Mississauga, ON L5N 0C9 or 1-800-263-5955.

PROSPECTUS

GE VERNOVA STOCK SAVINGS PLAN

Common Stock (par value $0.01 per share)

This Plan Prospectus (“Prospectus”) relates to shares of the common stock, par value $0.01 per share (the “Common Shares”) of GE Vernova, Inc., a Delaware corporation (“GE Vernova”), that may be issued under the GE Vernova Stock Savings Plan (the “Canada Plan”).

Neither the U.S. Securities Exchange Commission nor any state or non-U.S. securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document or information that we have referred to you. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions that permit offers and sales. The information contained in this Prospectus is accurate only as of the date below.

The date of this Prospectus is April 2, 2024

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933.

DESCRIPTION OF THE CANADA PLAN

This Prospectus provides additional details regarding the Canada Plan relevant to participants in the Canada Plan and includes the Employee Information Booklet for the Canada Plan (“Canada Booklet”), which also constitutes part of a prospectus under the U.S. Securities Act of 1933, as amended (the “Securities Act”). If there is an inconsistency between the information in the Prospectus and the Employee Information Booklet and the Canada Plan, the Canada Plan, will govern. Any capitalized terms not defined herein have the meanings given to them in the Canada Plan.

Administration

The Canada Plan will be administered by the Board of Directors of GE Vernova, Inc. (“Administrator”). The Administrator operates as a manager of the Canada Plan and may further delegate its responsibilities, or a portion thereof, as limited by the Canada Plan. These initial and further delegations of authority may be retracted at any time and are for no specific timeframe. The Administrator administers the Canada Plan in accordance with its terms, including decisions regarding eligibility and day-to-day operation of the Canada Plan.

The Administrator also appoints the Trustee for the Canada Plan, which is currently Sun Life Financial Trust Inc., and may remove the Trustee at any time.

The Canada Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

Common Shares Available Under the Plan

Subject to adjustment, there is a limit of 5,000,000 Common Shares that may be purchased by participants in connection with the Canada Plan.

The Common Shares provided under the Canada Plan will be purchased on the open market as explained in the Canada Booklet.

Transferability

Awards generally may not be assigned, transferred or otherwise disposed of in any manner other than by will or by the laws of descent and distribution. In addition, no person may create lien on any funds, securities or other property held by the Trustee and/or Canada Plan.

Restrictions on Resale

If a participant acquires Common Shares pursuant to the Canada Plan and is not considered an “affiliate,” as defined under the Securities Act, participant may resell the shares so acquired. If the participant is considered an “affiliate,” which is likely if participant is either a director or executive officer of GE Vernova, participant must resell such shares in accordance with a registration statement or a transaction exempt from registration such as in accordance with the requirements of Rule 144 under the Securities Act.

Each participant is also subject to GE Vernova’s insider trading policies that prohibit trading in GE Vernova’s securities at any time that participant is in possession of material non-public information.

Conditions Upon Issuance of Shares

Common Shares will not be issued unless the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

1

GENERAL

GE Vernova and its affiliates have not authorized any person to give any information or to make any representations with respect to the matters described in this Prospectus other than those contained or incorporated by reference herein, and, if given or made, such information or representations must not be relied upon as having been authorized by GE Vernova or its affiliates. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

Neither delivery of this Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of GE Vernova or its affiliates or in any information included therein, in any supplement thereto or in any document incorporated by reference since the date hereof or thereof.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. Federal income tax consequences of certain transactions under the Canada Plan by participants who are subject to U.S. tax. The discussion is based on the U.S. Internal Revenue Code (the “Code”) as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. In addition, the discussion does not describe any state, local or non-U.S. tax consequences of any of the transactions under the Plan. You should consult with your own tax advisor concerning the particular tax consequences of your participation in, and the sale of shares received under, the Canada Plan. GE Vernova and its affiliates shall not be responsible for any tax liability that may arise in connection with your participation in the Plan.

The Canada Plan is not intended to be an employee stock purchase plan within the meaning of Section 423 of the Code.

Enrollment

Enrollment in the Canada Plan should not give rise to any U.S. federal income tax liability for participants.

Matching Contributions

Any matching contributions will be subject to tax when received. This amount will be taxed as ordinary income and GE Vernova in Canada will generally be entitled to a corresponding tax deduction on an amount equal to the amount taxable to the participant.

Purchase

Generally, the purchase of Common Shares at their current market value will not be a taxable event.

Subsequent Sale of Shares

At the time of sale, the participant will recognize a capital gain or loss (which will be long-term or short-term depending how long the shares are held before sale).

CANADIAN INCOME TAX TREATMENT

The Canadian income tax impact is discussed in the Canada Booklet.

THE TAX CONSEQUENCES TO A PARTICIPANT MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL SITUATION; EACH PARTICIPANT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL, AND ANY STATE, LOCAL OR NON U.S. TAX CONSEQUENCES TO HIM OR HER.

2

AVAILABLE INFORMATION

GE Vernova is subject to the information requirements of the Exchange Act, and thus files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed in accordance with the Exchange Act can be inspected and copied at, and copies can be obtained at prescribed rates from, the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Electronic reports, proxy statements and other information that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) are publicly available through the SEC’s web site (http://www.sec.gov).

GE Vernova Common Shares are quoted on the New York Stock Exchange (the “NYSE”) under the symbol “GEV,” and certain of GE Vernova’s reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

GE Vernova has filed with the SEC a Registration Statement on Form S-8 with respect to the securities offered under the Canada Plan (the “Registration Statement”). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about GE Vernova and the securities offered by this Prospectus, please refer to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of which may be obtained from the SEC upon payment of the prescribed fees. The Registration Statement is also publicly available through the SEC’s Web site (http://www.sec.gov).

Additional updating information with respect to the Canada Plan or the securities offered by this Prospectus may be provided in the future to participants by means of supplements, appendices or amendments to this prospectus or the delivery of other documents.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The following documents, which we have filed with the SEC, are incorporated by reference in this prospectus:

1.

GE Vernova’s effective Registration Statement on Form 10 (File No. 001-41966) initially filed with the Commission on October 27, 2023, as amended by Amendment No. 1 as filed with the Commission on December 18, 2023, as further amended by Amendment No. 2 as filed with the Commission on January 18, 2024, as further amended by Amendment No. 3 as filed with the Commission on February 15, 2024, and as further amended by Amendment No. 4 as filed with the Commission on March 5, 2024 (as so amended, the “Form 10”);

2.	GE Vernova’s Current Reports on Form 8-K filed on March 8, 2024; and

3.

The description of GE Vernova’s common stock contained in GE Vernova’s Information Statement filed as Exhibit 99.1 to the Form 10, including any amendment or report filed for the purpose of updating such description.

All documents filed by GE Vernova pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the filing of a post-effective amendment to any of the Registration Statements (that indicates that GE Vernova has sold all securities offered or which deregisters all securities then remaining unsold) are deemed incorporated herein by reference, and are a part of this prospectus from the respective dates of filing such documents. A Current Report on Form 8-K (or any part thereof) furnished to the SEC shall not be deemed incorporated by reference herein.

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GE Vernova further deems any statement contained in a document incorporated by reference in this Prospectus to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes such statement. GE Vernova will not deem any such statement so modified or superseded to constitute a part of this Prospectus except as so modified or superseded.

GE Vernova in Canada will provide copies of all documents incorporated into this Prospectus by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information). GE Vernova in Canada will provide such copies without charge to participants in the Canada Plan, upon written or oral request. GE Vernova will also provide copies of this Prospectus, as amended or supplemented from time to time, any other documents (or parts of documents) that constitute part of the Prospectus under the Securities Act, or which Rule 428(b) requires us to deliver, and GE Vernova’s Annual Report to Stockholders without charge to participants in the Canada Plan, upon written or oral request. You should direct all requests to: Employee Services, 1919 Minnesota Court, Suite 100, Mississauga, ON L5N 0C9 or 1-800-263-5955.

Any statement contained in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ADDITIONAL INFORMATION

Additional information about the Canada Plan and its Administrator/Trustee may be obtained from and copies of the documents or reports will be furnished without charge upon oral or written request to: Employee Services, 1919 Minnesota Court, Suite 100, Mississauga, ON L5N 0C9 or 1-800-263-5955.

GE Vernova in Canada will promptly furnish, upon written or oral request, without charge to any person to whom a copy of this Prospectus has been delivered, additional information concerning the Administrator and copies of any or all of the information relating to GE Vernova in Canada and the Plans incorporated by reference in this Prospectus or the Registration Statement to which this Prospectus relates and such documents are incorporated in this Prospectus by this reference.

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